EXHIBIT 99.1

Contact:

Investors:	Media:
888-969-7879	888-969-7879
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Travere Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results

U.S. net product sales of FILSPARI reached $103 million, representing 108% growth compared to prior year period; all-time high 908 new PSFs received during the quarter
U.S. net product sales of FILSPARI totaled $322 million for full year 2025; total net product sales were $410 million for full year 2025
PDUFA target action date for FILSPARI in FSGS is April 13, 2026; Company positioned for a successful commercial launch, if approved
Enrollment activities have resumed for the pivotal Phase 3 HARMONY Study of pegtibatinase in classical HCU

SAN DIEGO, February 19, 2026 – Travere Therapeutics, Inc. (NASDAQ: TVTX) today reported its fourth quarter and full year 2025 financial results and provided a corporate update.
“2025 marked a year of meaningful advancement for Travere, strengthening both our commercial execution and long-term growth outlook,” said Eric Dube, Ph.D., president and chief executive officer of Travere Therapeutics. “In IgA nephropathy, continued adoption of FILSPARI underscores its foundational positioning and the positive impact we are delivering for patients and physicians. At the same time, we are extending our leadership across rare kidney and metabolic diseases by finalizing preparations for a potential launch in FSGS and progressing the Phase 3 HARMONY Study of pegtibatinase in classical HCU. Together, these efforts enhance our potential to reach more patients in the near term while reinforcing a trajectory for sustainable, long-term growth.”
Financial Results for the Quarter and Year Ended December 31, 2025
U.S. net product sales for the fourth quarter of 2025 were $126.6 million, compared to $73.5 million for the same period in 2024. For the full year 2025, U.S. net product sales were $410.5 million, compared to $226.7 million for the same period in 2024. The increase is attributable to growth in sales of FILSPARI.
Research and development (R&D) expenses for the fourth quarter of 2025 were $57.9 million, compared to $62.1 million for the same period in 2024. For the full year 2025, R&D expenses were $206.0 million, compared to $217.5 million for the same period in 2024. The decrease is largely attributable to lower costs associated with the development of pegtibatinase and decreased expense related to the development of FILSPARI as the PROTECT and DUPLEX trials advance to completion. On a non-GAAP adjusted basis, R&D expenses were $54.0 million for the fourth quarter and $189.3 million for the full year 2025, compared to $58.6 million and $203.3 million for the same periods in 2024.
Selling, general, and administrative (SG&A) expenses for the fourth quarter of 2025 were $101.7 million, compared to $69.5 million for the same period in 2024. For the full year 2025, SG&A expenses were $337.2 million, compared to $264.1 million for the same period in 2024. The difference is largely attributable to investment in preparations for a potential FSGS launch in 2026, increased amortization expense related to capitalized FILSPARI royalties, and increased investment in the commercialization of FILSPARI in IgAN. On a non-GAAP adjusted basis, SG&A expenses were $76.0 million for the fourth quarter and $248.3 million for the full year 2025, compared to $51.6 million and $197.8 million for the same periods in 2024.
Total other income, net for the fourth quarter of 2025 was $11.4 million, compared to $0.4 million for the same period in 2024. For the full year 2025, total other income, net was $13.6 million, compared to $3.3 million in the same period in 2024.
Net income for the fourth quarter of 2025 was $2.7 million, or $0.03 per basic share, compared to a net loss of $60.3 million, or $0.73 per basic share for the same period in 2024. For the full year 2025, net loss was $25.5 million, or $0.29 per basic share, compared to $321.5 million, or $4.08 per basic share for the same period in 2024. On a non-GAAP adjusted basis, net income for the fourth quarter of 2025 was $33.3 million, or $0.37 per basic share, compared to a net loss of $39.0 million, or $0.47 per basic share for the same period in 2024. For the full year 2025, net income on a non-GAAP adjusted basis was $81.1 million, or $0.91 per basic share, compared to a net loss of $241.0 million, or $3.05 per basic shared for the same period in 2024.

As of December 31, 2025, the Company had cash, cash equivalents, and marketable securities of $322.8 million. The Company expects to receive a $25 million sales-based milestone payment from Mirum Pharmaceuticals in the first half of 2026.
Program Updates
FILSPARI® (sparsentan) – IgA Nephropathy (IgAN)
•908 new patient start forms (PSFs) were received during the fourth quarter, driven by continued demand from new and repeat prescribers.
•U.S. net product sales of FILSPARI totaled $103.3 million in the fourth quarter of 2025, representing 108% growth versus the fourth quarter of 2024; full year 2025 net product sales of FILSPARI totaled $322.0 million, representing 144% growth versus full year 2024.
•In 2026, the Company’s partner, Chugai Pharmaceutical, expects to submit a New Drug Application for sparsentan in Japan. Travere remains eligible to receive potential milestone payments related to the sparsentan regulatory process and net sales achievements in licensed territories, as well as tiered royalties.
•The Company’s partner, CSL Limited, has launched FILSPARI in Germany, Austria, Switzerland, Luxembourg, and the UK, and Travere remains eligible to receive additional market access and sales-based milestones.
•The SPARX Study evaluating FILSPARI in post-transplant patients with recurrent IgAN or FSGS is actively enrolling.
•In 2026, the Company expects to continue generating clinical evidence to support FILSPARI’s role as foundational therapy in IgAN, including through ongoing and planned studies and presentations at key medical meetings.
FILSPARI® (sparsentan) – Focal Segmental Glomerulosclerosis (FSGS)
•The Company’s supplemental New Drug Application (sNDA) for FILSPARI in FSGS remains under review by the FDA with a Prescription Drug User Fee Act (PDUFA) target action date of April 13, 2026.
•The Company is well positioned for a successful commercial launch of FILSPARI in FSGS, if approved.
Pegtibatinase (TVT-058) – Classical Homocystinuria (HCU)
•Pegtibatinase has the potential to become the first and only disease-modifying therapy for people living with HCU. The Company recently restarted enrollment activities in the pivotal Phase 3 HARMONY Study.
•The trial is expected to enroll approximately 70 patients aged 12 to 65 with a diagnosis of classical HCU and tHcy levels ≥50 µM while maintaining their standard-of-care treatment. Participants will be randomized 1:1 to receive 2.5 mg/kg of pegtibatinase or placebo, administered subcutaneously twice a week, for a 24-week blinded treatment duration. The primary endpoint is change from baseline in plasma tHcy levels, averaged across weeks 6 through 12, in patients receiving pegtibatinase compared with those receiving placebo.

Conference Call Information
Travere Therapeutics will host a conference call and webcast today, February 19, 2026, at 4:30 p.m. ET to discuss company updates as well as fourth quarter and full year 2025 financial results. To participate in the conference call, dial +1 (800) 549-8228 (U.S.) or +1 (646) 564-2877 (International), conference ID 86884 shortly before 4:30 p.m. ET. The webcast can be accessed on the Investor page of Travere’s website at ir.travere.com/events-presentations. Following the live webcast, an archived version of the call will be available for 30 days on the Company’s website.
Use of Non-GAAP Financial Measures
To supplement Travere’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables. The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Travere’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Travere believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.
Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.
As used in this press release, (i) the historical non-GAAP net income (loss) measures exclude from GAAP net income (loss), as applicable, stock-based compensation expense, amortization and depreciation expense, and income tax; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense.
About Travere Therapeutics
At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow. For more information, visit travere.com.
FILSPARI® (sparsentan) U.S. Indication
FILSPARI (sparsentan) is indicated to slow kidney function decline in adults with primary immunoglobulin A nephropathy (IgAN) who are at risk for disease progression.
IMPORTANT SAFETY INFORMATION
BOXED WARNING: HEPATOTOXICITY AND EMBRYO-FETAL TOXICITY
Because of the risk of hepatotoxicity, FILSPARI is available only through a restricted program called the FILSPARI REMS. Under the FILSPARI REMS, prescribers, patients and pharmacies must enroll in the program.
Hepatotoxicity
Some Endothelin Receptor Antagonists (ERAs) have caused elevations of aminotransferases, hepatotoxicity, and liver failure. In clinical studies, elevations in aminotransferases (ALT or AST) of at least 3-times the Upper Limit of Normal (ULN) have been observed in up to 3.5% of FILSPARI-treated patients, including cases confirmed with rechallenge.
Measure transaminases and bilirubin before initiating treatment and then every 3 months during treatment. Interrupt treatment and closely monitor patients who develop aminotransferase elevations more than 3x ULN.
FILSPARI should generally be avoided in patients with elevated aminotransferases (>3x ULN) at baseline because monitoring for hepatotoxicity may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
Embryo-Fetal Toxicity
FILSPARI is contraindicated for use during pregnancy because it may cause fetal harm if used by pregnant patients. Therefore, in patients who can become pregnant, exclude pregnancy prior to initiation of FILSPARI. Advise use of effective contraception before the initiation of treatment, during treatment, and for two weeks after discontinuation of treatment with FILSPARI. When pregnancy is detected, discontinue FILSPARI as soon as possible.
Contraindications
FILSPARI is contraindicated in patients who are pregnant. Do not coadminister FILSPARI with angiotensin receptor blockers (ARBs), ERAs, or aliskiren.
Warnings and Precautions
•Hepatotoxicity: Elevations in ALT or AST of at least 3-fold ULN have been observed in up to 3.5% of FILSPARI-treated patients, including cases confirmed with rechallenge. While no concurrent elevations in bilirubin >2-times ULN or cases of liver failure were observed in FILSPARI-treated patients in clinical trials, some ERAs have caused elevations of aminotransferases, hepatotoxicity, and liver failure. To reduce the risk of potential serious hepatotoxicity, measure serum aminotransferase levels and total bilirubin prior to initiation of treatment and then every 3 months during treatment.
Advise patients with symptoms suggesting hepatotoxicity (nausea, vomiting, right upper quadrant pain, fatigue, anorexia, jaundice, dark urine, fever, or itching) to immediately stop treatment with FILSPARI and seek medical attention. If aminotransferase levels are abnormal at any time during treatment, interrupt FILSPARI and monitor as recommended.
Consider re-initiation of FILSPARI only when hepatic enzyme levels and bilirubin return to pretreatment values and only in patients who have not experienced clinical symptoms of hepatotoxicity. Avoid initiation of FILSPARI in patients with elevated aminotransferases (>3x ULN) because monitoring hepatotoxicity in these patients may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
•FILSPARI REMS: Due to the risk of hepatotoxicity, FILSPARI is available only through a restricted program called the FILSPARI REMS. Prescribers, patients, and pharmacies must be enrolled in the REMS program and comply with all requirements (www.filsparirems.com).
•Embryo-Fetal Toxicity: Based on data from animal reproduction studies, FILSPARI may cause fetal harm when administered to a pregnant patient and is contraindicated during pregnancy. The available human data for ERAs do not establish the presence or absence of fetal harm related to the use of FILSPARI. Counsel patients who can become pregnant of the potential risk to a fetus. Exclude pregnancy before initiating treatment with FILSPARI. Advise patients who can become pregnant to use effective contraception prior to initiation of treatment, during treatment, and for two weeks after discontinuation of treatment with FILSPARI. When pregnancy is detected, discontinue FILSPARI as soon as possible.
•Hypotension: Hypotension has been observed in patients treated with ARBs and ERAs. There was a greater incidence of hypotension-associated adverse events, some serious, including dizziness, in patients treated with FILSPARI compared to irbesartan. In patients at risk for hypotension, consider eliminating or adjusting other antihypertensive medications and maintaining appropriate volume status. If hypotension develops, despite elimination or reduction of other antihypertensive medications, consider a dose reduction or dose interruption of FILSPARI. A transient hypotensive response is not a contraindication to further dosing of FILSPARI, which can be given once blood pressure has stabilized.
•Acute Kidney Injury: Monitor kidney function periodically. Drugs that inhibit the renin-angiotensin system (RAS) can cause kidney injury. Patients whose kidney function may depend in part on the activity of the RAS (e.g., patients with renal artery stenosis, chronic kidney disease, severe congestive heart failure, or volume depletion) may be at particular risk of developing acute kidney injury on FILSPARI. Consider withholding or discontinuing therapy in patients who develop a clinically significant decrease in kidney function while on FILSPARI.
•Hyperkalemia: Monitor serum potassium periodically and treat appropriately. Patients with advanced kidney disease, taking concomitant potassium-increasing drugs (e.g., potassium supplements, potassium-sparing diuretics), or using potassium-containing salt substitutes are at increased risk for developing hyperkalemia. Dosage reduction or discontinuation of FILSPARI may be required.
•Fluid Retention: Fluid retention may occur with ERAs, and has been observed in clinical studies with FILSPARI. FILSPARI has not been evaluated in patients with heart failure. If clinically significant fluid retention develops, evaluate the patient to determine the cause and the potential need to initiate or modify the dose of diuretic treatment then consider modifying the dose of FILSPARI.
Most common adverse reactions
The most common adverse reactions (≥5%) are hyperkalemia, hypotension (including orthostatic hypotension), peripheral edema, dizziness, anemia, and acute kidney injury.
Drug interactions
•Renin-Angiotensin System (RAS) Inhibitors and ERAs: Do not coadminister FILSPARI with ARBs, ERAs, or aliskiren due to increased risks of hypotension, syncope, hyperkalemia, and changes in renal function (including acute renal failure).
•Strong and Moderate CYP3A Inhibitors: Avoid concomitant use of FILSPARI with strong CYP3A inhibitors. If a strong CYP3A inhibitor cannot be avoided, interrupt FILSPARI treatment. When resuming treatment with FILSPARI, consider dose titration. Monitor blood pressure, serum potassium, edema, and kidney function regularly when used concomitantly with moderate CYP3A inhibitors. Concomitant use with a strong CYP3A inhibitor increases sparsentan exposure which may increase the risk of FILSPARI adverse reactions.
•Strong CYP3A Inducers: Avoid concomitant use with a strong CYP3A inducer. Concomitant use with a strong CYP3A inducer decreases sparsentan exposure which may reduce FILSPARI efficacy.
•Antacids and Acid Reducing Agents: Administer FILSPARI 2 hours before or after administration of antacids. Avoid concomitant use of acid reducing agents (histamine H2 receptor antagonist and PPI proton pump inhibitor) with FILSPARI. Sparsentan exhibits pH-dependent solubility. Antacids or acid reducing agents may decrease sparsentan exposure which may reduce FILSPARI efficacy.
•Non-Steroidal Anti-Inflammatory Agents (NSAIDs), Including Selective Cyclooxygenase-2 (COX-2) Inhibitors: Monitor for signs of worsening renal function with concomitant use with NSAIDs (including selective COX-2 inhibitors). In patients with volume depletion (including those on diuretic therapy) or with impaired kidney function, concomitant use of NSAIDs (including selective COX-2 inhibitors) with drugs that antagonize the angiotensin II receptor may result in deterioration of kidney function, including possible kidney failure.
•CYP2B6, 2C9, and 2C19 Substrates: Monitor for efficacy of concurrently administered CYP2B6, 2C9, and 2C19 substrates and consider dosage adjustment in accordance with the Prescribing Information. Sparsentan decreases exposure of these substrates, which may reduce efficacy related to these substrates.
•P-gp and BCRP Substrates: Avoid concomitant use of sensitive substrates of P-gp and BCRP with FILSPARI. Sparsentan may increase exposure of these transporter substrates which may increase the risk of adverse reactions related to these substrates.
•Agents Increasing Serum Potassium: Monitor serum potassium frequently in patients treated with FILSPARI and other agents that increase serum potassium. Concomitant use of FILSPARI with potassium-sparing diuretics, potassium supplements, potassium-containing salt substitutes, or other drugs that raise serum potassium levels may result in hyperkalemia.
Please see the full Prescribing Information, including BOXED WARNING, for additional Important Safety Information.

Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “on-track,” “positioned,” “look forward to,” “will,” “would,” “may,” “might,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” or similar expressions. In addition, expressions of strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to: continued progress with the FILSPARI launch in IgAN; statements regarding the Company’s expectations to continue generating clinical evidence to support FILSPARI’s role as foundational therapy in IgAN; statements and expectations regarding the potential to reach more patients in the near term; statements and expectations regarding the Company’s long-term growth outlook and trajectory; statements and expectations regarding the continued adoption and foundational positioning of FILSPARI in IgAN; statements and expectations regarding FDA’s review of the Company’s sNDA for FILSPARI in FSGS, and the expected timing and outcome thereof; statements regarding the Company’s positioning for a successful commercial launch in FSGS, if approved; statements and expectations regarding the Company’s pivotal Phase 3 HARMONY Study, including expectations regarding the timing and outcome thereof; statements regarding the potential for pegtibatinase to become the first and only disease-modifying therapy for people living with HCU; statements and expectations regarding the other clinical studies described herein; statements and expectations regarding potential milestone and royalty payments and the potential achievement and timing thereof; statements and expectations regarding the activities of the Company’s partners and collaborators; and statements regarding financial metrics and expectations related thereto. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to the Company’s sNDA for FILSPARI in FSGS, including the timing and outcome thereof. There is no guarantee that the FDA will grant approval of FILSPARI for FSGS on the anticipated timeline, or at all. The Company also faces risks and uncertainties related to its business and finances in general, the success of its commercial products, risks and uncertainties associated with its preclinical and clinical stage pipeline, risks and uncertainties associated with the regulatory review and approval process, risks and uncertainties associated with enrollment of clinical trials for rare diseases, and risks that ongoing or planned clinical trials may not succeed or may be delayed for safety, regulatory or other reasons. Specifically, the Company faces risks associated with the ongoing commercial launch of FILSPARI in IgAN, the timing and potential outcome of its and its partners’ clinical studies, market acceptance of its commercial products including efficacy, safety, price, reimbursement, and benefit over competing therapies, risks related to the challenges of manufacturing scale-up, risks associated with the successful development and execution of commercial strategies for such products, including FILSPARI, and risks and uncertainties related to the current administration, including but not limited to risks and uncertainties related to tariffs and the funding, staffing and prioritization of resources at government agencies including the FDA. The Company also faces the risk that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates, including as a result of macroeconomic conditions; risks relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; risks associated with regulatory interactions; and risks and uncertainties relating to competitive products, including current and potential future generic competition with certain of the Company’s products, and technological changes that may limit demand for the Company’s products. The Company also faces additional risks associated with global and macroeconomic conditions, including health epidemics and pandemics, including risks related to potential disruptions to clinical trials, commercialization activity, supply chain, and manufacturing operations. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties, including under the heading “Risk Factors”, as included in the Company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$93,035	$58,535
Marketable debt securities, at fair value	229,761	312,166
Accounts receivable, net	80,134	27,116
Inventory	5,875	6,200
Prepaid expenses and other current assets	28,760	12,685
Total current assets	437,565	416,702
Long-term inventory	30,280	35,656
Property and equipment, net	4,022	5,336
Operating lease right-of-use assets	10,576	14,295
Intangible assets, net	113,868	103,974
Other assets	8,880	18,162
Total assets	$605,191	$594,125

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$24,800	$23,534
Accrued expenses	126,035	86,028
Convertible debt, current portion	—	68,678
Operating lease liabilities, current portion	5,875	5,405
Other current liabilities	3,194	17,106
Total current liabilities	159,904	200,751
Convertible debt, less current portion	311,724	310,310
Operating lease liabilities, less current portion	11,134	17,191
Other non-current liabilities	7,601	6,796
Total liabilities	490,363	535,048

Stockholders' Equity:
Preferred stock $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock $0.0001 par value; 200,000,000 and 200,000,000 shares authorized; 90,922,868 and 87,452,835 issued and outstanding as of December 31, 2025 and 2024, respectively	9	9
Additional paid-in capital	1,588,721	1,506,315
Accumulated deficit	(1,472,713)	(1,447,167)
Accumulated other comprehensive loss	(1,189)	(80)
Total stockholders' equity	114,828	59,077
Total liabilities and stockholders' equity	$605,191	$594,125
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Net product sales:
FILSPARI	$103,337	$49,644	$322,005	$132,222
Tiopronin products	23,271	23,902	88,455	94,485
Total net product sales	126,608	73,546	410,460	226,707
License and collaboration revenue	3,081	1,241	80,268	6,468
Total revenue	129,689	74,787	490,728	233,175

Operating expenses:
Cost of goods sold	2,554	2,553	10,339	7,744
Research and development	57,869	62,067	206,011	217,496
Selling, general and administrative	101,694	69,501	337,202	264,119
In-process research and development	—	—	—	65,205
Restructuring	—	1,403	—	2,438
Total operating expenses	162,117	135,524	553,552	557,002

Operating loss	(32,428)	(60,737)	(62,824)	(323,827)

Other income, net:
Interest income	2,591	3,795	12,721	17,817
Interest expense	(2,295)	(2,817)	(10,748)	(11,182)
Other income (expense), net	11,067	(581)	11,578	(3,318)
Total other income, net	11,363	397	13,551	3,317

Loss from continuing operations before income tax provision	(21,065)	(60,340)	(49,273)	(320,510)
Income tax (provision) benefit on continuing operations	(921)	72	(988)	(120)

Loss from continuing operations, net of tax	(21,986)	(60,268)	(50,261)	(320,630)
Income (loss) from discontinued operations, net of tax	24,715	4	24,715	(915)
Net income (loss)	$2,729	$(60,264)	$(25,546)	$(321,545)

Per share data
Basic and diluted:
Net income (loss) per common share	$0.03	$(0.73)	$(0.29)	$(4.08)
Weighted average common shares outstanding	90,293,735	83,105,184	89,211,813	78,888,861
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP operating loss	$(32,428)	$(60,737)	$(62,824)	$(323,827)

R&D operating expense	(57,869)	(62,067)	(206,011)	(217,496)

Stock compensation	3,864	3,426	16,681	14,178
Non-GAAP R&D expense	(54,005)	(58,641)	(189,330)	(203,318)

SG&A operating expense	(101,694)	(69,501)	(337,202)	(264,119)

Stock compensation	7,600	5,789	28,187	22,735
Amortization & depreciation	18,137	12,093	60,743	43,555
Subtotal non-GAAP items	25,737	17,882	88,930	66,290
Non-GAAP SG&A expense	(75,957)	(51,619)	(248,272)	(197,829)

Subtotal non-GAAP items	29,601	21,308	105,611	80,468
Non-GAAP operating (loss) income	$(2,827)	$(39,429)	$42,787	$(243,359)

GAAP net income (loss)	$2,729	$(60,264)	$(25,546)	$(321,545)
Non-GAAP operating adjustments	29,601	21,308	105,611	80,468
Income tax provision (benefit)	921	(72)	988	120
Non-GAAP net income (loss) (1)	$33,251	$(39,028)	$81,053	$(240,957)

Per share data
Basic and diluted:
Non-GAAP net income (loss) per common share	$0.37	$(0.47)	$0.91	$(3.05)
Weighted average common shares outstanding, basic	90,293,735	83,105,184	89,211,813	78,888,861
(1) Non-GAAP net loss includes income from discontinued operations but excludes non-GAAP adjustments for the effect of discontinued operations.
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.